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                                                                   EXHIBIT 23.04



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of Crescent Real Estate Equities Company of our report on the consolidated financial statements of Vornado Crescent Logistics Operating Partnership and Subsidiary, dated February 20, 2002 (March 11, 2002 as to Note 4), appearing in this
Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 13, 2003